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                                                                    Exhibit 4.23

                             INTERCREDITOR AGREEMENT

          THIS INTERCREDITOR AGREEMENT (this "Agreement"), dated as of the 22/nd/ day of May, 2002, by and among The Bank of New York, in its capacity as trustee, for itself and on behalf of the "Noteholders" from time to time party to the "Indenture" as those terms are defined below (together with any successor thereto under the Indenture (provided that such successor shall be bound by the terms hereof), the "Trustee"), and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) ("DBTC"), in its capacity as agent for itself and any other "Revolver Lender" from time to time party to the "Revolver Credit Agreement" as those terms are defined below.


                                 R E C I T A L S

          A. Earle M. Jorgensen Company (the "Company") and the Trustee are entering into that certain Indenture, pursuant to which the Company shall issue to the Noteholders the aggregate principal amount of $250,000,000 9 3/4% Senior Secured Notes due 2012 (the "Notes");

          B. The Company has entered into the Revolver Credit Agreement, pursuant to which the Revolver Lenders have made available to the Company a revolving credit facility in the aggregate amount up to $220,000,000 with current commitments as of the date hereof of $200,000,000;

          C. The obligations of the Company under the Indenture are secured by mortgages, liens and security interests in substantially all of the Company's real property, plant and equipment, all as more specifically set forth in the Indenture and the other Note Documents;

          D. The obligations of the Company under the Revolver Credit Agreement are secured by inventory, receivables and all assets relating thereto, as more specifically set forth in the Revolver Credit Agreement and the other documents delivered in connection therewith; and

          E. The Revolver Agent and the Trustee wish to enter into this Agreement setting forth their agreement (i) as to the relative priorities of the respective mortgages, liens and security interests in certain assets of the Company and its Domestic Subsidiaries securing the respective obligations of the Company and its Domestic Subsidiaries under the Note Documents and the Revolver Credit Documents and (ii) as to certain related matters.

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                                A G R E E M E N T

          In consideration of the premises and the mutual covenants and conditions herein contained, the Trustee, for itself and on behalf of the Noteholders, and the Revolver Agent, for itself and on behalf of the Revolver Lenders, intending to be legally bound, agree as follows:

          1. Definitions. In addition to those terms elsewhere expressly defined in this Agreement, as used herein, the following terms shall be defined as set forth below:

          "Business Day" means any day that is not a Saturday, a Sunday, a day on which banks are required or authorized to be closed in the State of New York or a day on which the Revolver Agent or the Trustee is closed for business.

          "Collateral" means, collectively, the Revolver Collateral and the Note Collateral.

          "Collateral Account" means, collectively, the cash collateral accounts of the Company and its Domestic Subsidiaries that are parties to the Note Security Documents, maintained with, and in the sole dominion and control of, the Trustee for the benefit of the Secured Parties (as such term is defined in the Note Security Agreement), established pursuant to the Note Security Agreement.

          "Collection Account" means the account, established at an institution selected by the Company and acceptable to the Revolver Agent pursuant to the Collection Bank Agreement, into which funds on deposit in the relevant Sub-Collection Account shall be transferred pursuant to the Revolver Credit Agreement.

          "Collection Agreements" means agreements between the Company, the Revolver Agent and financial institutions selected by the Company and acceptable to the Revolver Agent which provide, among other things, for all receipts received in respect of Revolver Accounts to be transferred at the end of each day from each Sub-Collection Account to the appropriate Collection Account.

          "Company" has the meaning set forth in the Recitals.

          "Concentration Account" means an account established pursuant to a Concentration Account Agreement entered into among the Company, the Revolver Agent and DBTC (or such other institution acceptable to the Revolver Agent), and into which all available amounts held in the Collection Accounts shall be wired each Business Day.

          "Concentration Account Agreement" means a concentration account agreement entered into among the Company, the Revolver Agent and DBTC (or such other institution acceptable to the Revolver Agent) establishing the Concentration Account.

          "DBTC Account" means an account, maintained by the Revolver Agent at DBTC, into which all available funds in the Concentration Account are transferred on every Business Day to be applied to payments of the Revolver Obligations, or any other account maintained by the Revolver Agent for such purpose.

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          "Disposition" means the sale, assignment, transfer, lease, conveyance or other disposition by the Company or any of its Domestic Subsidiaries of any Jorgensen Property, including, without limitation, an involuntary disposition as a result of a casualty or condemnation.

          "Domestic Subsidiaries" means any Subsidiary organized or formed in any state of the United States or in the District of Columbia.

          "Equipment" means any "equipment," as such term is defined in the UCC, now owned or hereafter acquired by the Company or any of its Domestic Subsidiaries that are parties to the Note Security Agreement or in which the Company or such Domestic Subsidiary now has or hereafter acquires any rights and wherever located, and, in any event, shall include, without limitation, all equipment, machinery, apparatus or tools in all forms, including, without limitation, (a) all plate processing, cutting, tube honing, burning, sawing, shearing, grinding, polishing, hot-rolling, and cold-finishing equipment; (b) all bar, tubing and pipe, plate, sheet and other metal product finishing equipment; (c) all lighting and power equipment; (d) all heating, ventilating, sprinkling, water, power and communications equipment; (e) all cleaning equipment; (f) all lift, elevator and escalator equipment; (g) all electrical equipment; and (h) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; and all firmware associated with all of the foregoing, wherever located, together with all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto, and any of the foregoing which shall constitute fixtures under applicable law, provided that the term "Equipment" shall exclude any items of Revolver Collateral.

          "General Intangibles" means any "general intangibles," as such term is defined in the UCC.

          "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency or entity that is vested by a governmental agency with applicable jurisdiction over a Person, or (e) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has given its general consent.

          "Indenture" means (a) the Indenture, dated as of May 22, 2002, between the Company and the Trustee, as such agreement may be amended, amended and restated, renewed, extended, restructured, supplemented, or otherwise modified from time to time; and (b) any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing the Indenture, or any other agreement deemed an Indenture under clause (a) or (b) hereof, whether or not with the same agent, trustee, representative lenders or holders and, subject to the provisions of the next succeeding sentence, irrespective of any change in the terms and conditions thereof; provided, that any such agreement, document or instrument effecting any such refunding or replacement

                                        3

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expressly provides that it is deemed to be the "Indenture" hereunder and that the noteholders thereunder and their trustee(s), if any, shall be bound by the terms hereof. Without limiting the generality of the foregoing, the term "Indenture" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any issuance of Notes and all refundings and replacements of any issuance of notes including any agreement (i) extending the maturity of any Note Obligations; (ii) adding or deleting issuers, borrowers or guarantors thereunder; (iii) increasing the amount of Note Obligations incurred thereunder or available to be issued thereunder; or (iv) otherwise altering the terms and conditions thereof; provided, that any such agreement, document or instrument effecting any such refunding or replacement expressly provides that it is deemed to be the "Indenture" hereunder.

          "Inventory" means merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items (other than Note Collateral) used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Revolver Agent from the Company's or its Domestic Subsidiaries customers, and shall specifically include all "inventory" as such term is defined in the UCC, now or hereafter owned by the Company, and in no event shall the term "Inventory" include any items of Note Collateral.

          "Jorgensen Property" means any and all Property of the Company and each of its Domestic Subsidiaries, or rights, title or interests of the Company or such Domestic Subsidiary in Property, howsoever arising, acquired or obtained, whether now or hereafter existing, whether tangible or intangible, whether real or personal, and wherever located.

          "Jorgensen Real Property" means (i) all freehold real and immovable property now owned or hereafter acquired by the Company and each of its Domestic Subsidiaries that is a party to a mortgage or a deed of trust delivered pursuant to the Indenture, together with all buildings, erections, improvements and fixtures now or hereafter constructed or placed thereon or used in connection therewith, and (ii) all leasehold real property now or hereafter leased by the Company or such Domestic Subsidiary, together with all buildings, erections, improvements and fixtures now or hereafter constructed or placed thereon or used in connection therewith.

          "Law" means, when used in connection with any Person, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, standards, guidelines, ordinances, codes, orders and judgments (or any official interpretation of any of the foregoing) issued by any Governmental Agency applicable to that Person.

          "Lien" means any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law, by statute, by contract, or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under

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the UCC or comparable Law of any jurisdiction as in effect on the date hereof with respect to any Property.

          "Note Collateral" has the meaning set forth in Section 2.1(b).

          "Note Documents" means the Indenture and all documents, agreements, instruments and certificates now or hereafter executed and delivered in connection with the Indenture, except as released pursuant to or in accordance with the Indenture.

          "Note Obligations" means, collectively, at any time all debts, liabilities and obligations of the Company and its Domestic Subsidiaries, whether now or hereafter existing, arising pursuant to the terms of the Note Documents at such time.

          "Note Security Agreement" means the security agreement executed pursuant to and in connection with the Indenture.

          "Note Security Documents" means, collectively, any and all documents executed in connection with the Indenture or in furtherance thereof, pursuant to which the Company or its Domestic Subsidiaries grant to the Noteholders (whether through the Trustee or otherwise) a Lien on the Note Collateral, as the same may be amended, modified or supplemented from time to time to the extent, and only to the extent, that such amendment, modification or supplement is permitted by the Indenture.

          "Noteholders" means the holders from time to time of the Notes and each of their respective successors, transferees or assigns.

          "Noteholders' Lien" means a Lien now or hereafter granted to, or obtained by, the Noteholders or the Trustee for the benefit of the Noteholders on any Note Collateral, as security for the payment of any Note Obligations.

          "Patent" or "Patents" means one or all of the following now owned or hereafter acquired by the Company or its Domestic Subsidiaries or in which the Company or its Domestic Subsidiaries now has or hereafter acquires any rights, including, without limitation, pursuant to any Patent License, and wherever located: (a) all letters patent of the United States or any other country and all applications for letters patent of the United States or any other country,
(b) all reissues, reexaminations, continuations, continuations-in-part, divisions, and extensions of any of the foregoing, and (c) all inventions claimed and disclosed in the Patents and any and all trade secrets and know-how related thereto.

          "Patent License" means any written agreement granting any right to make, use, sell and/or practice any invention or discovery that is the subject matter of a Patent now owned or hereafter acquired by the Company or its Domestic Subsidiaries or in which the Company or its Domestic Subsidiaries now has or hereafter acquires any rights.

          "Person" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, Governmental Agency, or otherwise.

                                        5

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          "Proceeds" means "Proceeds," as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to either the Trustee or the Revolver Agent or the Company or any of its Domestic Subsidiaries that is a party to a Security Document from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Company or such Domestic Subsidiary from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Agency (or any Person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

          "Receivables" means any "account" as such term is defined in the UCC, now or hereafter owned by the Company or its Domestic Subsidiaries and, in any event, includes, but is not limited to, all of the Company's or its Domestic Subsidiaries' rights to payment for goods sold or leased or services performed by the Company or its Domestic Subsidiaries, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by the Company or its Domestic Subsidiaries to secure the foregoing, (b) all of the Company's or its Domestic Subsidiaries' right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all notices to Interest Rate Protection Creditors (as such term is defined in the Revolver Security Documents) or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

          "Remedial Action" means any claim, proceeding or action to foreclose upon, take possession or control of, sell, lease or otherwise dispose of or in any other manner realize, take steps to realize or seek to realize upon, the whole or any part of any Jorgensen Property, whether pursuant to the UCC, by foreclosure, by setoff, by self-help repossession, by notification to account debtors, by deed in lieu of foreclosure, by exercise of power of sale, by judicial action or otherwise, or the exercise of any other remedies with respect to any Jorgensen Property available under any of the Security Documents, or under applicable Law.

          "Revolver Accounts" means, with respect to any Person, all present and future accounts, contract rights and other rights to payment for goods sold or leased (whether or not delivered) or for services rendered which are not evidenced by an instrument or chattel paper, whether or not they have been earned by performance, and any letter of credit, guarantee, security interest or other security issued or granted to secure payment by an account debtor.

          "Revolver Agent" means DBTC in its capacity as agent for the Revolver Lenders under the Revolver Credit Agreement and not in its individual capacity, any successor agent to

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DBTC under the Revolver Credit Agreement and any other agent, trustee or representative of the Revolver Lenders serving in such capacity from time to time and, if there is no such agent, trustee or representative, "Revolver Agent" means, collectively, the Revolver Lenders.

          "Revolver Collateral" has the meaning set forth in Section 2.1(a).

          "Revolver Credit Agreement" means (a) the Second Amended and Restated Credit Agreement, dated as of March 3, 1993, amended and restated as of March 24, 1998, amended and restated as of April 12, 2002, and as further amended as of the date hereof, among Earle M. Jorgensen Holding Company, Inc., the Company, and DBTC, as Agent, as such agreement may be amended, amended and restated, renewed, extended, restructured, supplemented, or otherwise modified from time to time; and (b) any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing the Revolver Credit Agreement, or any other agreement deemed a Revolver Credit Agreement under clause (a) or (b) hereof, whether or not with the same agent, trustee, representative lenders or holders and, subject to the provisions of the next succeeding sentence, irrespective of any change in the terms and conditions thereof; provided, that, any such agreement, document or instrument effecting any such refunding, refinancing or replacement expressly provides that it is deemed to be a "Revolver Credit Agreement" hereunder and that the lenders thereunder and their agent(s), if any, shall be bound by the terms hereof. Without limiting the generality of the foregoing, the term "Revolver Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Revolver Credit Agreement and all refundings, refinancings and replacements of any Revolver Credit Agreement including any agreement (i) extending the maturity of any Revolver Obligations; (ii) adding or deleting issuers, borrowers or guarantors thereunder; (iii) increasing the amount of Revolver Obligations incurred thereunder or available to be borrowed thereunder; or (iv) otherwise altering the terms and conditions thereof; provided, that any such agreement, document or instrument effecting any such refunding, refinancing or replacement expressly provides that it is deemed to be a "Revolver Credit Agreement" hereunder and that the lenders thereunder and their agent(s), if any, shall be bound by the terms hereof.

          "Revolver Credit Documents" means the Revolver Credit Agreement, the Revolver Security Documents, and all documents, agreements, instruments and certificates now or hereafter executed and delivered in connection with the Revolver Credit Agreement, except as released pursuant to or in accordance with the Revolver Credit Agreement.

          "Revolver Interest Rate Obligations" means, collectively, at any time, all debts, liabilities and obligations of the Company, whether now or hereafter existing, incurred in connection with the Interest Rate Agreements (as such term is defined in the Revolver Security Documents as in effect on the date hereof) entered into with the Interest Rate Protection Creditors (as such term is defined in the Revolver Security Documents as in effect on the date hereof).

          "Revolver Lenders" means, collectively, the holders from time to time of the Revolver Obligations.

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          "Revolver Lenders' Lien" means a Lien now or hereafter granted to, or obtained by, the Revolver Lenders or the Credit Agreement Agent for the benefit of the Revolver Lenders on any Revolver Collateral as security for the payment and performance of any Revolver Obligations.

          "Revolver Obligations" means, collectively, at any time, (a) all debts, liabilities and obligations of the Company or its Domestic Subsidiaries, whether now or hereafter existing, incurred in connection with the Revolver Credit Documents and (b) all Revolver Interest Rate Obligations, in each case, at such time.

          "Revolver Security Documents" means, collectively, any and all documents executed in connection with the Revolver Credit Agreement or in furtherance thereof, pursuant to which the Company or its Domestic Subsidiaries grants to the Revolver Lenders (whether through the Revolver Agent or otherwise) a Lien on the Revolver Collateral, as the same may be amended, modified, supplemented or acknowledged from time to time to the extent, and only to the extent, that such amendment, modification, supplement or acknowledgment is permitted by the Revolver Credit Agreement.

          "Security Documents" means, collectively, the Revolver Security Documents and the Note Security Documents.

          "Sub-Collection Account" means an account established by the Company or its Domestic Subsidiaries for the collection of amounts received by the Company or its Domestic Subsidiaries from any account debtor, in addition to cash received from any other source, made in respect of Revolver Accounts.

          "Subsidiary" means any Person of which at least a majority of the capital stock or other ownership interest having ordinary voting power for the election of directors or other governing body of said Person is owned by the Company, directly or through one or more Subsidiaries.

          "Trustee" has the meaning set forth in the introductory paragraph.

          "Trademark" or "Trademarks" means any trademarks and service marks now held or hereafter acquired by the Company or its Domestic Subsidiaries (including, without limitation, pursuant to any Trademark License), which are registered in the United States Patent and Trademark Office, as well as any unregistered marks used by the Company or its Domestic Subsidiaries in the United States and trade dress including logos and/or designs in connection with which any of these registered or unregistered marks are used.

          "Trademark License" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by the Company or its Domestic Subsidiaries or in which the Company or its Domestic Subsidiaries now has or hereafter acquires any rights.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York, or, if another jurisdiction is specified in this Agreement, the Uniform Commercial Code as in effect from time to time in such jurisdiction.

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          2.   Priority of Liens; Remedial Actions; Other Agreements.

          2.1 Priority of Liens. The Revolver Lenders' Liens and the Noteholders' Liens shall, as between the Revolver Lenders and the Noteholders, have the following priorities:

          (a) The Revolver Lenders' Liens in all that Jorgensen Property set forth and described on Schedule A hereto (the "Revolver Collateral") shall be first priority Liens in such Property.

          (b) The Noteholders' Liens in all that Jorgensen Property set forth and described on Schedule B hereto (the "Note Collateral") shall be first priority Liens in such Property.

The foregoing provisions shall be effective at all times during the term of this Agreement, notwithstanding: (i) the initiation of any bankruptcy, moratorium, reorganization or other solvency proceeding with respect to the Company or its Domestic Subsidiaries or the grantor or pledgor of any Collateral; (ii) the priorities which would otherwise result from the order of creation, attachment or perfection of any such Lien; (iii) the taking of possession of any of the Jorgensen Property by the Revolver Agent, the Trustee, any Revolver Lender or any Noteholder; (iv) the filing of any financing statement or the recording of any mortgage or other instrument in any recording office; (v) the order in which any of the Revolver Obligations or the Note Obligations are created; (vi) whether any such Lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside invalidated or lapses; or (vii) any other matter whatsoever; and shall continue in full force and effect unless and until this Agreement shall have terminated in accordance with Section 4 hereof.

          2.2 Remedial Actions. Unless and until this Agreement shall have been terminated in accordance with Section 4 hereof, the Revolver Agent and the Trustee shall have the right, as between themselves, to take or fail to take Remedial Actions with respect to any Collateral as follows:

          (a) The Revolver Agent shall have the sole and exclusive right to take or fail to take any Remedial Action with respect to the Revolver Collateral as provided in the Revolver Security Documents or under applicable Law in any manner deemed appropriate by the Revolver Agent or the Revolver Lenders in its or their sole discretion, and neither the Trustee nor any Noteholder shall take any Remedial Action with respect to the Revolver Collateral without the prior written consent of the Revolver Agent;

          (b) The Trustee shall have the sole and exclusive right to take or fail to take any Remedial Action with respect to the Note Collateral as provided in the Note Security Documents or under applicable Law in any manner deemed appropriate by the Trustee or the Noteholders in its or their sole discretion, and neither the Revolver Agent nor any Revolver Lender shall take any Remedial Action with respect to the Note Collateral without the prior written consent of the Trustee; and

          (c) The Revolver Agent shall have the sole and exclusive right to adjust settlement of, and collect the Proceeds of, any and all insurance insuring the Revolver Collateral and the Trustee shall have the sole and exclusive right to adjust settlement of and collect the

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Proceeds of, any and all insurance insuring the Note Collateral. Any such
Proceeds received shall be promptly distributed in accordance with Section 2.3 hereof.

Notwithstanding the foregoing, nothing contained in this Section 2.2 shall prohibit the Revolver Agent, the Revolver Lenders, the Trustee or the Noteholders from filing a proof of claim in any case involving the Company, as debtor, under Title 11 of the United States Code, as amended, nor from intervening or participating in any other judicial proceeding to the extent necessary to establish or preserve its interests, subject in each case to the provisions of this Agreement.

          2.3 Priority on Distribution of Proceeds of Collateral. In the event of:

          (a) any distribution of any Jorgensen Property upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of the Company or any of its Subsidiaries that is a party to a Security Document, or the application of any Jorgensen Property to the payment thereof;

          (b) any distribution of the Jorgensen Property upon the liquidation or dissolution of the Company or any Subsidiary of the Company that is a party to a Security Document, or the winding up of the assets or business of the Company or any such Subsidiary of the Company;

          (c) any realization by any of the Revolver Agent, the Trustee, the Revolver Lenders or the Note Lenders with respect to the Revolver Lenders' Liens or the Noteholders' Liens, respectively, whether through a Remedial Action or otherwise; or

          (d) any Disposition of any Jorgensen Property, to the extent that any part of the proceeds of such Disposition are required to be applied to any of the Revolver Obligations or the Note Obligations or held by the Revolver Agent or the Trustee in accordance with the provisions of the Revolver Credit Documents, the Note Documents, or the provisions of this Agreement;

then, in any such event, as between the Revolver Lenders and the Noteholders (i) all of the Revolver Collateral and any Proceeds thereof so distributed, applied or realized upon shall be distributed or paid to (or retained by) the Revolver Agent for application to the Revolver Obligations to the extent of the Revolver Lenders' Liens therein and (ii) all of the Note Collateral and any Proceeds thereof distributed, applied or realized upon shall be distributed or paid to (or retained by) the Trustee for application to the Note Obligations to the extent of the Noteholders' Liens therein. Any amounts paid to the Revolver Agent and the Trustee shall be allocated to the Revolver Lenders and the Noteholders, respectively, in accordance with the terms of the Revolver Credit Documents and the Note Documents, respectively.

          2.4  Parties to Hold Proceeds in Trust. In the event that:

          (a) the Revolver Agent or any Revolver Lender obtains possession of any of the Note Collateral or receives any Proceeds from any Remedial Action with respect to Note Collateral or any Disposition of Note Collateral described in Section 2.3 hereof or as a result of its Lien on any Note Collateral at any time prior to payment in full of all Note Obligations; or

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          (b)  the Trustee or any Noteholder obtains possession of any of the
Revolver Collateral or receives any Proceeds from any Remedial Action with respect to Revolver Collateral or Disposition of Revolver Collateral described in Section 2.3 hereof or as a result of its Lien on any Revolver Collateral at any time prior to payment in full of all Revolver Obligations;

then, in any such event, the party receiving such Proceeds shall (unless otherwise provided by Law) hold the same in trust for the party entitled to receive the same and as soon as reasonably practicable after it shall have obtained actual knowledge thereof notify and pay over the same to such party for application to the Revolver Obligations (in the case of the Revolver Agent) and to the Note Obligations (in the case of the Trustee).

          2.5 Payment Invalidated. In the event that any of the Revolver Obligations or Note Obligations shall be paid in full in cash and subsequently, for whatever reason (including but not limited to, an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar Law, or the settlement of any claim in respect thereof), formerly paid or satisfied Revolver Obligations or Note Obligations become unpaid or unsatisfied, the terms and conditions of this Agreement shall be reinstated, notwithstanding any prior termination of this Agreement pursuant to Section 4, and all provisions of this Agreement shall again be operative until all such obligations are again paid in full in cash.

          2.6 Notice of Acceleration; Notice of Remedial Action. Each of the Revolver Agent and the Trustee agrees to deliver to the other:

          (a) In the case of the Revolver Agent, (i) prompt written notice of the acceleration of the Revolver Obligations pursuant to the Revolver Credit Documents (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Company) and (ii) written notice as soon as practicable after the Revolver Agent shall have first commenced Remedial Action with respect to Revolver Collateral; and

          (b) In the case of the Trustee, (i) prompt written notice of the acceleration of the Note Obligations pursuant to the Note Documents (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Company) and (ii) written notice as soon as practicable after the Trustee shall have first commenced Remedial Action with respect to Note Collateral.

          2.7 Contesting Liens. Each of the Revolver Agent, for itself and on behalf of the Revolver Lenders, and the Trustee, for itself and on behalf of the Noteholders, agrees that it shall not contest the validity, perfection, priority or enforceability of any Revolver Lenders' Lien in Revolver Collateral, in the case of the Trustee and the Noteholders, or any Noteholders' Lien in Note Collateral, in the case of the Revolver Agent and the Revolver Lenders, so long as such Lien is purported to be effective under the Security Document pursuant to which such Lien was purported to have been created or granted.

          2.8 Further Assurances. (a) From time to time during the term hereof, each of the Revolver Agent and the Trustee, at the reasonable request of the other party and solely at the Company's expense, shall execute and deliver such other documents and instruments and take such other actions, as shall reasonably be necessary to carry out the intentions or to facilitate the performance of this Agreement including, without limitation, in connection with any Remedial Action of which such Person has received notice in accordance with the terms hereof;

          (b) Each of the Revolver Agent and the Company hereby acknowledge and agree that the Revolver Collateral does not include any Collateral Account of the Indenture and covenant to execute and file, within three (3) weeks of the date hereof, solely at the Company's expense (the Company hereby agreeing to comply with the requirements of this Section 2.8(b) by executing the acknowledgment attached to this Agreement), all UCC amendments to the financing statements evidencing the Revolving Lenders' Liens necessary to exclude from the description of the collateral covered thereby each Collateral Account of the Indenture. Furthermore, each of the Revolver Agent and the Company acknowledges and agrees that, notwithstanding the content of any filed financing statements (existing on the date hereof), such financing statements do not include any items of the Note Collateral or perfect a Revolver Lenders' Lien therein.

          2.9 Access to Collateral. (a) Each of the Revolver Agent and the Trustee agrees to allow the other and its respective agents and employees reasonable access to any Jorgensen Property in its possession or under its control, including, without limitation, any Jorgensen Real Property and any customer lists, software, data bases, business records data and other books and records of the Company pertaining to any of the Collateral, for the purposes of any Remedial Action then permitted by this Agreement and the relevant Security Documents and the Company, on its behalf and on behalf of any of its Subsidiaries party to any Security Documents, by acknowledging receipt of this Agreement consents to such access. In the event such utilization of the Note Collateral is for the purpose of removing and/or realizing on Revolver Collateral, the Revolver Agent (on behalf of the Revolver Lenders) shall indemnify the Noteholders from all damage to or deterioration of the Note Collateral during such utilization, normal wear and tear excepted;

          (b) In the event such utilization of the Note Collateral is for the purpose of processing and converting raw materials (including work-in-process) into finished goods, the Revolver Agent (on behalf of the Revolver Lenders) shall, in addition to the indemnity referenced in paragraph (a) above, pay to the Noteholders the incremental costs (i.e., those costs which are directly attributable to the Revolver Agent's utilization of such Note Collateral over and above any such costs the Noteholders would have incurred whether or not the Revolver Agent had so utilized the Note Collateral) incurred by the Noteholders on account of utility rates and similar charges and any increased insurance costs which the Note Lenders are required to pay as a result of such utilization;

          (c) Nothing in this Section 2.9 shall prevent the Trustee or the Revolver Agent from entering into a contract of sale, transfer or other disposition of, or otherwise foreclosing on, any of the Note Collateral or Revolver Collateral, respectively, so long as such contract provides, or such foreclosure is subject to providing, the Revolver Agent or the Trustee, as the case may be, with the same access to such Collateral (including the execution and delivery of any agreements between third parties and the Revolver Agent to preserve the Revolver Agent's or any Revolver Lender's access to the Revolver Collateral during the period described in clause (f) below) as provided by this
Section 2.9.

          (d) The Trustee agrees that it shall not take any action, legal, contractual or otherwise, or commence any legal proceeding to prevent the Revolver Agent's use of the Note Collateral as provided in this Section 2.9 or the Revolver Agent's non-exclusive use of any Patents, Patent Licenses or General Intangibles necessary or desirable to convert raw materials constituting Revolver Collateral into inventory, to the extent that the Company has granted the Revolver Agent the right to use any such property for such purpose.

          (e) The Revolver Agent agrees that it shall not take any action, legal, contractual or otherwise, or commence any legal proceeding to prevent the Trustee's use of the Revolver Collateral as provided in this Section 2.9 or the Trustee's non-exclusive use of any Patents, Patent Licenses or General Intangibles necessary or desirable to dispose of equipment constituting Note Collateral, to the extent that the Company has granted the Trustee the right to do so.

          (f) Notwithstanding anything to the contrary in this Section 2.9, (i) the utilization (including, without limitation, the access, occupation and use) of the Note Collateral by the Revolver Agent shall be permitted for a period not to exceed (x) ninety (90) days from the date the Revolver Agent takes any Remedial Action or receives notice from the Trustee that the Trustee has taken or intends to take any Remedial Action or (y) such shorter period as is necessary for the Revolver Agent to complete Revolver Collateral consisting of work-in-process, to store Revolver Collateral constituting Inventory and to otherwise remove such Revolver Collateral from the Jorgensen Real Property in which the Trustee is purported to have a Lien and complete the Revolver Agent's exercise of remedies in respect thereof.

          2.10 Trademark Licenses. (a) The Trustee consents to the granting by the Company to the Revolver Agent of a nonexclusive license to use each Trademark of the Company to enable them to manufacture and sell the Revolver Collateral. Such license and such right shall be world-wide and royalty free. The Revolver Agent covenants and agrees that it will use reasonable efforts after the acceleration of the Revolver Obligations to obtain possession of the Revolver Collateral and to promptly terminate such license with respect to any Trademark by notice to the Trustee at the time any such Property (in the judgment of the Revolver Agent) is no longer necessary or desirable in connection with the manufacture or sale of the Revolver Collateral.

          (b) The Revolver Agent consents to the granting by the Company to the Trustee of a nonexclusive license to use each Trademark of the Company to enable the Trustee to remove and realize on the Note Collateral. Such license and such right shall be world-wide and royalty free.

          (c) The Revolver Agent acknowledges that it has no security interests in any intellectual property, including but not limited to Trademarks and Trademark Licenses, and, accordingly, shall not have any right to assign, convey, transfer or grant licenses and sublicenses in the Trademarks and the Trademark Licenses to any other Person, other than, subject to the limitations of this Section 2.10, in connection with the uses permitted by Section 2.10(a) above to any Person acquiring any of the Revolver Collateral from the Revolver Agent in connection with the exercise by the Revolver Agent of its rights as a secured creditor of the Company with respect to such Inventory (unless such Person agrees to be bound by the terms of this Section

2.10 as if it were the Revolving Agent), and any purported assignment, conveyance, transfer or grant (except as expressly permitted herein) shall be void.

          (d) The Trustee acknowledges that it has no security interests in any intellectual property, including but not limited to Trademarks and Trademark Licenses, and, accordingly, shall not have any right to assign, convey, transfer or grant licenses and sublicenses in the Trademarks and the Trademark Licenses to any other Person, other than in connection with the uses permitted by Section 2.10(b) above to any Person acquiring any of the Note Collateral from the Trustee in connection with the exercise by the Trustee of its rights as a secured creditor of the Company with respect to such Note Collateral (unless such Person agrees to be bound by the terms of this Section 2.10 as if it were the Trustee), and any purported assignment, conveyance, transfer or grant (except as expressly permitted herein) shall be void.

          3.   Reliance, Waivers, Etc.

          3.1 Creation of Future Obligations. (a) All of the Revolver Obligations shall be deemed to have been funded by the Revolver Lenders and incurred by the Company in reliance upon this Agreement, and the Trustee and each Noteholder expressly waive notice to the Trustee or any Noteholder of the acceptance of the agreements set forth herein, notice of reliance on such agreements and notice of the creation of any of the Revolver Obligations after the date hereof, and agree that the Revolver Lenders shall be entitled to rely upon the agreements set forth herein at all times in creating the Revolver Obligations.

          (b) All of the Note Obligations shall be deemed to have been funded by the Noteholders and incurred by the Company in reliance upon this Agreement, and the Revolver Agent and each Revolver Lender expressly waive notice to the Revolver Agent or any Revolver Lender of the acceptance of the agreements set forth herein, notice of reliance on such agreements and notice of the creation of any of the Note Obligations after the date hereof and agree that the Noteholders shall be entitled to rely upon the agreements set forth herein at all times in creating the Note Obligations.

          3.2 Responsibility for Credit Decisions; No Duty to Inform Other Parties. (a) The Trustee has, independently and without reliance on the Revolver Agent, any Revolver Lender or the directors, officers, agents, employees or attorneys of any thereof, and instead in reliance upon information supplied to it on behalf of the Company and upon such other information as it has deemed appropriate (including, without limitation, all such information as it deemed advisable with respect to the Company's compliance or non-compliance with any environmental Laws), made its own independent decision to enter into the Note Documents and to serve as Trustee thereunder; and the Trustee shall, for itself and on behalf of the Noteholders, independently and without reliance upon the Revolver Agent, any Revolver Lender or the directors, officers, agents, employees or attorneys of any thereof, continue to make its own independent analysis and decisions in acting or not acting under the Note Documents.

          (b) The Revolver Agent has, independently and without reliance on the Trustee, any Noteholder or the directors, officers, agents, employees or attorneys of any thereof, and instead in reliance upon information supplied to it on behalf of the Company and upon such other information as it has deemed appropriate (including, without limitation, all such information as it deemed advisable with respect to the Company's compliance or non-compliance with any environmental Laws), made its own independent decision to enter into the Revolver Credit Documents and to serve as the Revolver Agent thereunder and the Revolver Agent shall, for itself and on behalf of the Revolver Lenders, independently and without reliance upon the Trustee, any Noteholder or the directors, officers, agents, employees or attorneys of any thereof, continue to make its own independent analysis and decisions in acting or not acting under the Revolver Credit Documents.

         (c) Neither the Revolver Agent nor any Revolver Lender shall have any present or future duty or responsibility to the Trustee or any Noteholder to advise the Trustee or any Noteholder of information known to the Revolver Agent or any Revolver Lender regarding the financial condition of the Company or of any circumstances bearing upon the risk of nonpayment of the Revolver Obligations or the Note Obligations and the Trustee and each Noteholder acknowledges that neither the Revolver Agent nor any Revolver Lender has made any representations or warranties to the Trustee or any Noteholder with respect to the due execution, delivery, validity or enforceability of the Revolver Credit Documents, the validity or perfection of the Revolver Lenders' Liens, the validity or enforceability of the Revolver Obligations, the existence, condition or value of any of the Revolver Lenders' Collateral or as to any other matter whatsoever. If, notwithstanding the foregoing, any such information is conveyed by the Revolver Agent or any Revolver Lender to the Trustee or any Noteholder, neither the Revolver Agent nor any Revolver Lender shall have any responsibility to the Trustee or any Noteholder for the accuracy or completeness of any such information, nor any continuing duty or responsibility to advise the Trustee or any Noteholder of any inaccuracy in such information that is subsequently discovered, or of any updated or subsequent information, whether or not of like kind.

         (d) Neither the Trustee nor any Noteholder shall have any present or future duty or responsibility to the Revolver Agent or any Revolver Lender to advise the Revolver Agent or any Revolver Lender of information known to the Trustee or any Noteholder regarding the financial condition of the Company or of any circumstances bearing upon the risk of nonpayment of the Note Obligations or the Revolver Obligations and the Revolver Agent on behalf of itself and each Revolver Lender acknowledges that neither the Trustee nor any Noteholder has made any representations or warranties to the Revolver Agent or any Revolver Lender with respect to the due execution, delivery, validity or enforceability of the Note Documents, the validity or perfection of the Noteholders' Liens, the validity or enforceability of the Note Obligations, the existence, condition or value of any of the Note Collateral or as to any other matter whatsoever. If, notwithstanding the foregoing, any such information is conveyed by the Trustee or any Noteholder to the Revolver Agent or any Revolver Lender, neither the Trustee nor any Noteholder shall have any responsibility to the Revolver Agent or any Revolver Lender for the accuracy or completeness of any such information, nor any continuing duty or responsibility to advise the Revolver Agent or any Revolver Lender of any inaccuracy in such information that is subsequently discovered, or of any updated or subsequent information, whether or not of like kind.

         3.3 Order of Enforcement of Remedial Actions. Subject to all of the terms and conditions of this Agreement, including, without limitation, Section
2.3 hereof:

         (a) The Revolver Agent and the Revolver Lenders shall have the right at any and all times to determine the order in which (i) any Remedial Action or other recourse is sought against the Company or any other obligor with respect to the Revolver Obligations, and (ii) any or all of the Revolver Lenders' Liens shall be enforced; and the Trustee, on behalf of itself and each Noteholder, hereby waives any and all rights to require that the Revolver Agent pursue or exhaust any rights or remedies with respect to the Company or any Jorgensen Property prior to exercising its rights and remedies with respect to the Revolver Collateral or in any other manner to require the marshaling of assets or security in connection with the exercise by the Revolver Agent or any Revolver Lender of any Remedial Action with respect to the Revolver Obligations and the Revolver Collateral.

         (b) The Trustee and the Noteholders shall have the right at any and all times to determine the order in which (i) any Remedial Action or other recourse is sought against the Company or any other obligor with respect to the Note Obligations, and (ii) any or all of the Noteholders' Liens shall be enforced; and the Revolver Agent, on behalf of itself and the Revolver Lenders, hereby waives any and all rights to require that the Trustee pursue or exhaust any rights or remedies with respect to the Company or any Jorgensen Property prior to exercising its rights and remedies with respect to Note Collateral or in any other manner to require the marshaling of assets or security in connection with the exercise by the Trustee or any Noteholder of any Remedial Action with respect to Note Obligations and Note Collateral.

         3.4 Waiver of Liability for Actions Taken with Respect to Obligations and Collateral. (a) Except as provided in Section 2.9(b), neither the Revolver Agent nor any Revolver Lender shall have any liability to the Trustee or any Noteholder for, and the Trustee, on behalf of itself and each Noteholder, hereby waives to the extent permitted by applicable Law any claim, right, action or cause of action which it may now or hereafter have against the Revolver Agent or any Revolver Lender (including, without limitation, any and all claims, rights, actions or causes of action that the Trustee or any Noteholder may otherwise have against the Agent or any Revolver Lender) arising out of, any and all actions which any Revolver Lender or the Revolver Agent, in good faith, takes or omits to take with respect to the Revolver Obligations, any obligor with respect to the Revolver Obligations or any Revolver Collateral, including, without limitation, actions with respect to: the creation, perfection or continuation of Liens with respect to any Revolver Collateral; any Remedial Action or Disposition of any Revolver Collateral; the release of any Revolver Collateral; the custody, valuation, protection, preservation, use or depreciation of any Revolver Collateral; the realizing upon or failure to realize upon any Revolver Collateral; or the collection of the Revolver Obligations. To the extent that any of the foregoing waivers is not permitted by applicable Law, the Trustee agrees that the applicable standard by which any non-waivable rights, duties or claims are to be measured shall be that neither the Revolver Agent nor any Revolver Lender shall have any liability or responsibility to the Trustee or to any Noteholders for any actions or omissions other than actions or omissions constituting gross negligence or willful misconduct.

         (b) Neither the Trustee nor any Noteholder shall have any liability to the Revolver Agent or the Revolver Lenders for, and the Revolver Agent, on behalf of itself and each Revolver Lender, hereby waives any claim, right, action or cause of action which it may now or hereafter have against the Trustee or any Noteholder (including, without limitation, any and all claims, rights, actions or causes of action that the Revolver Agent or any Revolver Lender may otherwise have against the Trustee or any Noteholder) arising out of, any and all actions which the Trustee or any Noteholder, in good faith, takes or omits to take with respect to the Note Obligations, any obligor with respect to the Note Obligations or any Note Collateral, including, without limitation, actions with respect to: the creation, perfection or continuation of Liens with respect to any Note Collateral; any Remedial Action or Disposition of any Note Collateral; the release of any Note Collateral; the custody, valuation, protection, preservation, use or depreciation of any Note Collateral; the realizing upon or failure to realize upon any Note Collateral; or the collection of the Note Obligations. To the extent that any of the foregoing waivers is not permitted by applicable Law, the Revolver Agent agrees that the applicable standard by which any non-waivable rights, duties or claims are to be measured shall be that neither the Trustee nor any Noteholder shall have any liability or responsibility to the Revolver Agent or to any Revolver Lender for any actions or omissions other than actions or omissions constituting gross negligence or willful misconduct.

         4. Term. This Agreement shall be irrevocable and shall remain in full force and effect until (i) all of the letters of credit issued pursuant to the Revolver Credit Agreement have been terminated or cash collateralized and the loans, notes and unpaid letter of credit drawings, together with interest, fees and all other Revolver Obligations incurred thereunder are paid in full in cash, all obligations to extend further advances pursuant to the Revolver Credit Agreement have been terminated and all Revolver Interest Rate Obligations have been paid in full and the related agreements terminated, subject to Section 2.5 hereof or (ii) the notes, together with interest, fees and all other Note Obligations incurred under the Indenture are paid in full in cash and all obligations pursuant to the Indenture have been terminated, subject to Section
2.5 hereof; provided, however, that (x) the obligations of the Revolver Agent and the Revolver Lenders under Section 2.9(b) shall survive for a period of sixty (60) days following the termination of this Agreement and, if any claim thereunder is asserted prior to the expiration of such sixty (60) day period, shall survive thereafter, solely as to such claim, until such claim has been fully resolved or until the expiration of such statute of limitations applicable thereto and (y) as set forth in Sections 2.9(c), 2.10(a) and 2.10(c), the rights of the Revolver Agent pursuant to Sections 2.9 and 2.10 and the rights of the Trustee pursuant to Section 2.10 shall continue to apply in accordance with the terms thereof notwithstanding any sale of the Revolver Collateral or the Note Collateral, as applicable. At the time of such termination, (a) if such termination occurs pursuant to clause (i) of the preceding sentence, the Revolver Agent, solely at the expense of the Company, shall (x) deliver to the Trustee any Collateral then in its possession unless the Trustee advises the Revolver Agent that possession of such Collateral by the Trustee is not required pursuant to the Note Security Documents and (y) terminate or assign to the Trustee any landlords' agreements, warehouse operators' agreements and similar agreements in favor of the Revolver Agent pertaining to the Collateral; and (b) if such termination occurs pursuant to clause (ii) of the preceding sentence, the Trustee, solely at the expense of the Company, shall (x) deliver to the Revolver Agent any Collateral then in its possession unless the Revolver Agent advises the Trustee that possession of such Collateral by the Revolver Agent is not required pursuant to the Revolver Security Documents and (y) terminate or assign to the Revolver Agent any landlords' agreements, warehouse operators' agreements and similar agreements in favor of the Trustee pertaining to the Collateral; and (c) if such termination occurs pursuant to clauses (i) and (ii) concurrently, then each of the Revolver Agent and the Trustee, solely at the expense of the Company, shall (x) deliver to the Company any Collateral then in its possession and (y) terminate any landlords' agreements, warehouse operators' agreements and similar agreements in its favor pertaining to the Collateral.

         5. Representations and Warranties. (a) Each of the Revolver Agent and the Trustee represents and warrants to the other that (i) it has all requisite power and authority to execute, deliver and perform under this Agreement and
(ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all requisite corporate or other action;

         (b) The Revolver Agent represents and warrants that it is a duly organized and validly existing banking corporation under the laws of the State of New York;

         (c) The Trustee represents and warrants that it is a duly organized and validly existing New York banking corporation; and

         (d) By its acknowledgment hereof, the Company hereby agrees to pay the reasonable costs and expenses incurred by the Revolver Agent and the Trustee in connection with the termination of this Agreement, including, but not limited to the termination or assignment of the Revolver Collateral by the Revolver Agent and the Note Collateral by the Trustee, respectively.

         6.  Miscellaneous.

         6.1 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other, or whenever either of the parties desires to give or serve upon the other any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged, delivered by reputable overnight courier or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         if to the Revolver Agent at:

         Deutsche Bank Trust Company Americas
         300 South Grand Avenue
         Los Angeles, California 90071
         Attention: Keith Alexander
         Tel:  213-620-8321
         Fax:  213-620-8294


         if to the Trustee at:

         The Bank of New York
         101 Barclay Street
         New York, New York 10286
         Attention: Vice President

                 Corporate Finance Unit
                 Corporate Trust Division
         Tel: 212-896-7246
         Fax: 212-328-7302


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, on the date of delivery by reputable overnight courier service, on the date of telecopier transmission (so long as electronic confirmation of receipt thereof is received). Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         6.2 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Revolver Agent and the Trustee with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the Revolver Agent and the Trustee in respect of such subject matter, whether written or oral. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Revolver Agent and the Trustee.

         6.3 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. (a) EACH OF THE PARTIES HERETO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

         (b) EACH OF THE PARTIES HERETO SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY OF THE STATE OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF.

         6.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         6.5 Survival. The representations and warranties of the parties in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto until the termination of this Agreement pursuant to Section 4 hereof but subject to Section 2.5 hereof.

         6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

         6.7 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

         6.8 Parties. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, the Revolver Lenders from time to time party to the Revolver Credit Agreement, the Noteholders and their respective successors and assigns; provided, however, that any successor Revolver Agent or Trustee shall expressly assume the obligations of such party hereunder.

         6.9 No Third Party Beneficiaries. Nothing contained in this Agreement shall he deemed to indicate that this Agreement has been entered into for the benefit of the Company or any other Person except for the parties hereto, the Revolver Lenders, the Noteholders and their respective successors and assigns.

         6.10 Legend. Each of the Revolver Credit Documents and the Note Documents shall be made specifically subject to the terms and conditions of this Agreement.

         6.11 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         6.12 Trustee or Revolver Agent not Liable. (a) In no event shall the Trustee or the Revolver Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Trustee or the Revolver Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         6.13 (b) Neither the Trustee nor the Revolver Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; terrorist acts; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; and acts of civil or military authority or governmental actions.

                                      * * *

IN WITNESS WHEREOF, this Agreement has been signed and sealed by the undersigned duly authorized signatories of the parties hereto as of the date and year first above written.

                                       DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                          as Revolver Agent


                                       By:_____________________________________
                                       Name:
                                       Title:


                                       THE BANK OF NEW YORK,
                                          as Trustee


                                       By:_____________________________________
                                       Name:
                                       Title:

         Earle M. Jorgensen Company, a Delaware corporation, (a) acknowledges receipt of a copy of this Agreement and agrees to the provisions hereof; (b) agrees to cooperate with the parties hereto by granting all Liens, and by taking all such other actions, as are contemplated by this Agreement; (c) acknowledges that, as provided by Section 6.9 hereof, it is not a third party beneficiary hereof, and has no rights hereunder; (d) acknowledges and consents to the priority of the liens purported to be established by this Agreement, as in effect on the effective date of the Indenture; (e) acknowledges and agrees that the execution and delivery of this Agreement by the Revolver Agent does not constitute a consent to the incurrence of any indebtedness not permitted by the Revolver Credit Agreement or a waiver of any of the provisions thereof; (f) acknowledges and agrees that the execution and delivery of this Agreement by the Trustee does not constitute a consent to the incurrence of any indebtedness not permitted by the Indenture or a waiver of any of the provisions thereof; (g) agrees not to object to the enforcement by the Revolver Agent against the Trustee or the Trustee against the Revolver Agent of any of the respective rights granted to them pursuant to Section 2.9(a) hereof, as in effect on the effective date of the Indenture; (h) agrees to the provisions in Sections 2.10(a) and 2.10(b), as in effect on the effective date of the Indenture, pursuant to which the Company agrees to certain sales of Collateral and the commercial reasonableness thereof; and (i) agrees not to assert any provision hereof as a defense to any Remedial Action (except to the extent that the provisions of this Agreement are expressly referred to in or incorporated in the Revolver Credit Documents or the Note Documents as a limitation on its obligations thereunder or on the Revolver Agent's, Revolver Lenders', the Trustee's or the Noteholders' rights thereunder) nor to assert any such provision as a counterclaim or basis for set- off or recoupment against any party hereto. Such acknowledgments and agreements by Earle M. Jorgensen Company do not, however, constitute any amendment, modification, or waiver by it of any provision of the Revolver Credit Documents or the Note Documents or any right available to it thereunder.


                                               EARLE M. JORGENSEN COMPANY


                                               By:_____________________________
                                               Name:
                                               Title:

                                                                      SCHEDULE A

                               REVOLVER COLLATERAL

         All of the following Jorgensen Property (in the case of items (c), (e) and (f) below, to the extent necessary to realize on the Revolver Collateral (including, but not limited to, the sale or marketing of the Revolver Collateral)), whether now existing or hereafter acquired by the Company, arising or created and wheresoever located unless specifically excluded pursuant to the relevant Revolver Security Documents:

         (a) each and every Receivable;

         (b) all Inventory;

         (c) all of the Company's Collection Accounts and Sub-Collection Accounts, all moneys, securities and instruments deposited or required to be deposited in such Collection Accounts and Sub-Collection Accounts;

         (d) the Concentration Account and all moneys, securities and instruments deposited or required to be deposited in such Concentration Account;

         (e) each Collection Agreement to which the Company is a party and each other agreement entered into by the Company with any Collection Bank and all rights of the Company under each such agreement;

         (f) the Concentration Account Agreement and each other agreement entered into by the Company with the Concentration Account Bank and all rights of the Company under each such agreement;

         (g) the DBTC Account and all moneys, securities, and instruments deposited or required to be deposited in the DBTC Account;

         (h) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing and not to any of the Note Collateral; and

         (i) all Proceeds and products of any and all of the foregoing, provided, that, without limitation on any of the foregoing, the term "Revolver Collateral" shall not include the Note Collateral.

                                                                      SCHEDULE B

                                 NOTE COLLATERAL

         All of the following Jorgensen Property, whether now existing or hereafter acquired by the Company or any of its present or future Subsidiaries that is a party to any Note Security Document, arising or created and wheresoever located unless specifically excluded pursuant to the relevant Note Security Documents, including, without limitation:

         (a) all Equipment;

         (b) all general intangibles relating to the Equipment;

         (c) each Collateral Account of the Indenture and all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing any Collateral Account of the Indenture;

         (d) all investments, if any, from time to time in any Collateral Account of the Indenture; all certificates and instruments, if any, from time to time representing or evidencing such investments; all securities, instruments, security entitlements, financial assets and investment property; and all interest, earnings and proceeds in respect thereof;

         (e) all Jorgensen Real Property in which a Lien is purported to have been granted in favor of the Trustee pursuant to a Note Security Document;

         (f) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing and not to any of the Revolver Collateral; and

         (g) all rents, profits, returns, income and proceeds of and from any and all of the foregoing Note Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e) and (f), proceeds deposited from time to time in any Collateral Account of the Indenture of the Company or any of such Subsidiary, and, to the extent not otherwise included, all payments under insurance (whether or not the Trustee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise, in each case with respect to any of the foregoing Note Collateral); provided, that, without limitation on any of the foregoing, the term "Note Collateral" shall not include the Revolver Collateral.